EXHIBIT 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

            In connection with this Amendment No.1 to the Annual Report of World Moto, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Giles, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

            The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Annual Report or as a separate disclosure document.

            A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Paul Giles
Name:           Paul Giles
Title:             Chief Executive Officer and President (Principal Executive Officer)
Date:             June 3, 2014